UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On June 13, 2006, Alliance Semiconductor Corporation (“Alliance”) substantially completed the sale of the assets and certain of the liabilities owned by Alliance and its subsidiaries relating to Alliance’s Analog and Mixed Signal business unit. The sale was made pursuant to an asset purchase agreement dated May 1, 2006 with PulseCore Holdings (Cayman) Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Buyer”) and PulseCore Semiconductor Corporation, a Delaware corporation and indirectly wholly-owned subsidiary of Buyer. Assets sold in the transaction include intellectual property, product rights, inventory, equipment, goodwill, customer lists, certain contracts and books and records. The aggregate purchase price for the transaction is $9.25 million, including the subsequent transfer of certain assets that are located in Bangalore, India, pending the clearance of such assets from customs bonding.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated May 1, 2006 by and among Alliance Semiconductor Corporation, PulseCore Holdings (Cayman) Inc. and PulseCore Semiconductor Corporation (incorporated by reference to Exhibit 2.1 to Alliance’s Current Report on Form 8-K filed with the Commission on May 1, 2006).

99.1	Press Release dated June 13, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: June 13, 2006	By:	/s/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated May 1, 2006 by and among Alliance Semiconductor Corporation, PulseCore Holdings (Cayman) Inc. and PulseCore Semiconductor Corporation (incorporated by reference to Exhibit 2.1 to Alliance’s Current Report on Form 8-K filed with the Commission on May 1, 2006).

99.1	Press Release dated June 13, 2006.